Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report (the “Report”) of Pluristem Therapeutics Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof, I, Chen Franco-Yehuda, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2021	By:	/s/ Chen Franco-Yehuda
Chen Franco-Yehuda
Chief Financial Officer